Exhibit 10.29

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of January 26, 2026, by and among Opeongo, Inc., a Delaware corporation (the “Company”), the Investors (as defined below), the Founders (as defined below) and other Stockholders (as defined below).

RECITALS

WHEREAS, the Company and ASP Isotopes Inc., a Delaware corporation (the “Initial Investor”), are parties to that certain Series Seed-1 Preferred Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), under which certain of the Company’s and the Initial Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the undersigned parties;

WHEREAS, as of the date hereof, the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) provides that, subject to certain share thresholds: (i) the holders of record of at least a majority of the shares of the Preferred Stock, $0.0001 par value per share, of the Company (“Preferred Stock”), exclusively and as a separate class, shall be entitled to elect one director of the Company (the “Series Seed-1 Director”); (ii) the holders of record of at least a majority of the shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), exclusively and as a separate class, shall be entitled to elect four directors of the Company (the “Common Directors”); and (iii) the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation (if any); and

WHEREAS, the parties desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted in respect of the Company’s Board of Directors (the “Board”) voted on in connection with an increase in the number of shares of Common Stock required to provide for the conversion of the Preferred Stock.

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Founders” means each of the persons named on Schedule B hereto, provided such individual continues to hold at least 80% of the number of shares of Common Stock held by him as of the date of this Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

(c) “Investors” means the persons named on Schedule A hereto, each person who hereafter becomes a party to this Agreement pursuant to Section 7.1(a) and each person to whom the rights of an Investor are assigned pursuant to Section 7.2.

(d) “Person” means any individual, corporation, partnership, trust, limited liability company, association, or other entity.

(e) “Requisite Holders” means the holders of at least a majority of the then‑outstanding shares of Preferred Stock, calculated together as a single class and on an as-converted basis.

(f) “Sale of the Company” means either: (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than 50% of the outstanding voting power of the Company (a “Stock Sale”); or (ii) a transaction that qualifies as a “Deemed Liquidation Event,” as defined in the Restated Certificate.

(g) “Sanctioned Party” means any Person:

(i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (“Restricted Countries”);

(ii) 50% or more owned or controlled by the government of a Restricted Country; or

(iii) designated on a sanctioned parties list administered by the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identification List (collectively, “Designated Parties”); or

(iv) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such Person are prohibited pursuant to applicable Sanctions.

(h) “Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States.

(i) “Series Seed-1 Preferred Stock” means shares of the Company’s Series Seed-1 Preferred Stock, par value $0.0001 per share.

(j) “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

(k) “Stockholders” means the Investors, the Founders, and each other holder of Common Stock of the Company that becomes party to this Agreement that is not an Investor or Founder (which other stockholders shall be set forth on Schedule C to this Agreement).

(l) Any reference in this Agreement to “vote” or “voting” or similar language shall include, without limitation, action by written consent of the stockholders.

1.2 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 5, the following persons shall be elected to the Board:

(a) as the Series Seed-1 Director, one individual designated by holders of at least a majority of the shares of Series Seed-1 Preferred Stock, which individual shall be Paul Mann; provided, however, that for so long as Todd Wider shall be (x) employed or otherwise engaged by the Company and (y) Affiliated with one or more holders of Series Seed-1 Preferred Stock, the Series Seed-1 Director shall not vote, and shall recuse himself or herself from voting, on any matter relating to the compensation of Todd Wider, including, without limitation, his salary, benefits, stock option grants and other compensatory equity awards;

(b) as the Common Directors, up to four individuals designated by the Founders holding at least a majority of the aggregate number of shares of Common Stock then held by all of the then-current Founders:

(i) one (1) of which shall be the Company’s Chief Executive Officer (the “CEO Director”), who as of the date of this Agreement is David Baram, provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (A) to remove the former Chief Executive Officer from the Board if such person has not resigned from the position of CEO Director and (B) to elect the then‑current Chief Executive Officer of the Company to serve as the new CEO Director; and

(ii) two (2) of which shall initially be Oran Mordechai and Todd Wider.

For clarity, to the extent that the election of a director pursuant to any of foregoing clause (a) and clause (b) above shall not be applicable, or shall cause the Company to violate applicable Sanctions, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

1.3 Vacancies. Any vacancies in the Board shall be filled only pursuant to the provisions of Section 1.2.

1.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) a director elected or serving pursuant to Section 1.2, or reelected pursuant to Section 1.3, shall be promptly removed from office upon the occurrence of any of the following: (i) written request of any Person(s) who would be entitled to designate a replacement for such director pursuant to Section 1.2 to remove such director; (ii) written request of stockholders that hold the requisite votes to approve a replacement for such director pursuant to Section 1.2 to remove such director; (iii) if such director is no longer entitled or eligible to occupy such Board seat pursuant to the applicable conditions of Section 1.2; or (iv) either the Director or the Person or Entity entitled to designate the Director is a Sanctioned Party;

(b) no director elected or serving pursuant to Section 1.2, or reelected pursuant to Section 1.3, may be removed from office other than for cause unless (i) such removal is made in accordance with Section 1.4(a); or (ii) the applicable subsection of Section 1.2 is no longer in effect pursuant to its terms.

1.5 Stockholder Action. All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees to use commercially reasonable efforts to cause to be called a special meeting of stockholders for the purpose of electing, removing or replacing directors upon the written request of (i) any Person entitled to designate a director or (ii) the holders of the requisite number of shares of capital stock entitled to approve a director candidate pursuant to Section 1.2.

1.6 No Liability for Election of Designated or Approved Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating or approving a person for election as a director for any act or omission by such designated or approved person in such person’s capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3. Drag-Along Right.

3.1 Actions to be Taken. In the event that (i) the holders of at least a majority of the shares of Preferred Stock (the “Selling Investors”), (ii) the Board and (iii) the Founders holding a majority of the outstanding shares of Common Stock then held by all of the then-current Founders, approve a Sale of the Company, which approval specifies that this Section 3 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Section 3.2 below, each Stockholder and the Company hereby agree:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and approve, such Sale of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale of the Company)and the related definitive agreement(s) pursuant to which the Sale of the Company is to be consummated and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.2 below, on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including, without limitation, (i) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, any reasonably customary release agreement in the capacity of a securityholder, termination of investment related documents, accredited investor forms, documents evidencing the removal of board designees as power of attorneys or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents and (ii) providing any information reasonably necessary for any public filings with the Securities and Exchange Commission in connection with the Sale of the Company;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii) asserting any claim or commencing, joining or participating in any way (including, without limitation, as a member of a class) in any action, suit or proceeding challenging the Sale of the Company, this Agreement, consummation of the transactions contemplated in connection with the Sale of the Company or this Agreement, including, without limitation, (x) challenging the validity of, or seeking to enjoin the operation of, the definitive agreement(s) with respect to such Sale of the Company or (y) alleging a breach of any fiduciary duty (including, without limitation, aiding and abetting a breach of any fiduciary duty) by the Selling Investors or any Affiliate or associate thereof, the directors of the Company or the acquirer(s) in connection with the Sale of the Company or any action taken thereby with respect to such Sale of the Company;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law: (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g) in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company:

(i) to consent to (A) the appointment of such Stockholder Representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations and (C) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders; and

(ii) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, or willful misconduct.

3.2 Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 3.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that:

(i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances;

(ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable;

(iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and

(iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement (including the Company’s or such Stockholder’s organizational documents) to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b) such Stockholder is not required to agree (unless such Stockholder is a Company officer, director, or employee) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Stockholder’s capacity as a stockholder of the Company;

(c) such Stockholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company;

(d) the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale in such person’s capacity as a stockholder of the Company, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder; and

(f) upon the consummation of the Proposed Sale:

(i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock;

(ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series;

(iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock; and

(iv) unless waived pursuant to the terms of the Restated Certificate or as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale;

provided, however, that, notwithstanding the foregoing provisions of this Section 3.2(f), if the consideration to be paid in exchange for the Shares held by the Stockholder pursuant to this Section 3.2(f) includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares held by the Stockholder, which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Stockholder; and

(g) subject to Section 3.2(f) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 3.2(g) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

3.3 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least three (3) days prior to the effective date of any such transaction or series of related transactions.

3.4 Effect of Sanctioned Party Status. For clarity, if any Stockholder is a Sanctioned Party, such Stockholder will not be required to take any action described in Section 3.1, and will not be entitled to receive any benefit described in Section 3.2, if such action would cause the Company or any other party to violate applicable Sanctions. The Shares held by such Stockholders shall be disregarded for the purpose of calculating any voting threshold set forth in this Agreement.

4. Additional Agreements; Remedies.

4.1 Covenants of the Company. In addition to its obligations pursuant to Section 1.5 above, the Company covenants and agrees to call a special meeting of stockholders for the purposes of (a) increasing the number of authorized shares of Common Stock as contemplated by Section 2, upon the written request of any holder of Preferred Stock, and (b) approving a Sale of the Company, upon the written request of the Selling Investors in accordance with Section 3.1.

4.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company and the Chairperson of the Board and a designee of the Requisite Holders (each, a “Proxyholder”), and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the composition of the Board, and votes to increase authorized shares and votes, waivers, and other actions required to be taken pursuant to Section 3 of this Agreement in connection with a Sale of the Company, and hereby authorizes each of them to represent and vote and take such other actions, if and only if the party (i) fails to vote and take such other actions within five business days after request by the Company, (ii) is prohibited from voting due to Sanctions or other applicable laws, or (iii) attempts to vote (whether by proxy, in person or by written consent) or take actions in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election or removal of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of this Agreement or to take any action reasonably necessary to effect this Agreement. The power of attorney granted hereunder shall authorize each Proxyholder to execute and deliver any documentation required by this Agreement on behalf of any party failing to do so within five business days after request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 4.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction; provided that no party that is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended, shall have the right to enforce against any Stockholder any provisions of this Agreement that (a) requires a Stockholder to vote for or against any matter or (b) restricts or conditions the ability of a Stockholder to transfer its

Shares. Each party to this Agreement agrees to use commercially reasonable efforts to cooperate in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. “Bad Actor” and Sanctioned Party Matters.

5.1 Additional Definitions. For purposes of this Agreement:

(a) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b) “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c) “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act or any event which results in a director designee becoming a Sanctioned Party.

(d) “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

5.2 Representations.

(a) Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or, to such Person’s knowledge, any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b) The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

5.3 Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1.2, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

6. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of:

(a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction), or Qualified Direct Listing (as defined in the Restated Certificate);

(b) the consummation of a Sale of the Company and, if applicable, distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and

(c) termination of this Agreement in accordance with Section 7.8 below.

7. Miscellaneous.

7.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, the Person acquiring such shares of Preferred Stock, as a condition to the issuance of such shares the Company, shall become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. Each such Person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement. The Company shall amend Schedule A to include such purchaser as an Investor and Stockholder, but failure to update Schedule A shall not negate such Investor’s rights and obligations pursuant to this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock or options or warrants to purchase shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Section 7.1(a) above), following which such Person shall hold Shares constituting 1% or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then such Person, as a condition precedent to entering into such agreement or acquiring such shares, options, or warrants shall become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement agreeing to be bound by and subject to the terms of this Agreement as a Stockholder. Each such Person shall thereafter be deemed a Stockholder for all purposes under this Agreement. The Company shall amend Schedule C to include such purchaser as Stockholder, but failure to update Schedule C shall not negate such Stockholder’s rights and obligations pursuant to this

Agreement. A Person who becomes party to this Agreement pursuant to this Section 7.1(b) shall solely be a “Stockholder”.

7.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a counterpart signature page in this Agreement, agreeing to be bound by and subject to the terms of this Agreement in the same capacity as the transferor. Upon the execution and delivery of a counterpart signature page to this Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and/ or Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 7.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 7.12. The Company shall amend the applicable Schedules to include such transferee as an Investor and/or Stockholder, as applicable, but the Company’s failure to update the Schedules to this Agreement shall not negate such Stockholder’s rights and obligations pursuant to this Agreement.

7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the rights to designate members of the Board in Sections 1.2(a)-(b) are nontransferable (and shall not be binding upon or inure to the benefit of successors and assigns) other than pursuant to an amendment effected in accordance with Section 7.8 below. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement and all claims, causes of action, actions, suits, and proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim, cause of action, action, suit, or proceeding based upon, arising out of, or related to any transaction contemplated by this Agreement, any representation or warranty made in or in connection with this Agreement, or as an inducement to enter into this Agreement) (a “Dispute”), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via email (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including email as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by email during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the Schedules to this Agreement, or (as to the Company) to the address set forth on the signature page hereto, or, in any case, to such email address or address as subsequently modified by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110-1726, Attention: Michael K. Barron, Esq., email: michael.barron@morganlewis.com, and if notice is given to any Investor, a copy (which copy shall not constitute notice) shall also be given to any “cc” address noted on Schedule A for such Investor.

(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by email pursuant to Section 232 of the DGCL (or any successor thereto) at the email address set forth below such Stockholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of email is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected email address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its email address, and that failure to do so shall not affect the foregoing.

7.8 Consent Required to Amend, Modify, Terminate or Waive.

(a) This Agreement may be amended, modified or terminated (other than pursuant to Section 6) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by: (i) the Company; (ii) the Founders holding a majority of the Shares then held by all of the then-current Founders; and (iii) the Requisite Holders; provided that Shares held by a Sanctioned Party shall be disregarded for the purpose of the calculating the percentages set forth in this section.

(b) Notwithstanding the foregoing:

(i) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Founder without the written consent of such Investor or Founder unless such amendment, modification, termination or waiver applies to all Investors or Founders, as the case may be, in the same fashion;

(ii) the provisions of Section 1.2(a) and this Section 7.8(b)(ii) may not be amended, modified, terminated or waived without the written consent of the Requisite Holders for so long as holders of Series Seed-1 Preferred Stock continue to have rights pursuant to Section 1.2(a);

(iii) the provisions of Section 1.2(b) and this Section 7.8(b)(iii) may not be amended, modified, terminated or waived without the written consent of the Founders holding at least a majority of the aggregate number of shares of Common Stock then held by all of the then-current Founders;

(iv) subject to Section 7.8(b)(iii), the consent of the Founders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver does not adversely affect the rights or obligations of the Founders hereunder;

(v) the Schedules to this Agreement may be amended by the Company from time to time in accordance with Sections 7.1 and 7.2 without the consent of the other parties hereto; and

(vi) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

(c) The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto.

(d) Any amendment, modification, termination, or waiver effected in accordance with this Section 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver.

(e) For purposes of this Section 7.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the Restated Certificate and other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the parties are expressly canceled.

7.12 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 7.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 7.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.13 Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 7.12.

7.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

7.16 Dispute Resolution.

(a) The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

(c) Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING,

WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.17 Costs of Enforcement. Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.18 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

OPEONGO, INC.

By:	/s/ David Baram
Name:	David Baram
Title:	Chief Executive Officer

Address:	Opeongo, Inc. 2332 Galiano Street Coral Gables, FL 33134 Attention: David Baram Email: david@opeongo.bio

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

INVESTORS:

ASP ISOTOPES INC.

By:	/s/ Paul Mann
Name:	Paul Mann
Title:	Executive Chairman

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

FOUNDERS:

DAVID BARAM

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

FOUNDERS:

TODD WIDER

/s/ Todd Wider

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

FOUNDERS:

ORAN MORDECHAI

/s/ Oran Mordechai

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

FOUNDERS:

DAVID BARAM (IN TRUST FOR IRIT SAGI)

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

FOUNDERS:

ASAEL HERMAN

By:	David Baram
Its:	Proxyholder pursuant to that certain Proxy and Power of Attorney, dated as of July 8, 2024

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

DAVID BARAM

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

TODD WIDER

/s/ Todd Wider

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

ORAN MORDECHAI

/s/ Oran Modechai

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

DAVID BARAM (IN TRUST FOR IRIT SAGI)

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

By:	David Baram
Its:	Proxyholder pursuant to that certain Irrevocable Proxy, dated as of May 7, 2025

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

ASAEL HERMAN

By:	David Baram
Its:	Proxyholder pursuant to that certain Proxy and Power of Attorney, dated as of July 8, 2024

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

SHAHAR AVNI

By:	Dr. David Baram
Its:	Proxyholder pursuant to that certain Proxy and Power of Attorney, dated as of July 8, 2024

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

KEREN FARIN

By:	David Baram
Its:	Proxyholder pursuant to that certain Proxy and Power of Attorney, dated as of July 8, 2024

/s/ David Baram

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

PAUL MANN

/s/ Paul Mann

[Signature Page to Voting Agreement]